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                               EXCESS BENEFIT PLAN
                               TRUST AGREEMENT

                               Varlen Corporation

                               (Effective December 1, 1994)
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CONTENTS
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                                                                           PAGE

Article 1.  Establishment and Administration                                  1
            of the Trust and Company Contributions

Article 2.  Payments to Plan Participants and Their Beneficiaries             3

Article 3.  Trustee Responsibility Regarding Payments                         4
            to Trust Beneficiary When Company is Insolvent

Article 4.  Payments to Company                                               5

Article 5.  Management of the Trust Fund                                      5

Article 6.  Investment Funds and Investment Managers                          9

Article 7.  Resignation or Removal of Trustee                                11

Article 8.  Amendment or Termination                                         12

Article 9.  Liability and Indemnification                                    13

Article 10. Miscellaneous                                                    13

Article 11. Effective Date                                                   14
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EXCESS BENEFIT PLAN TRUST AGREEMENT

     THIS EXCESS BENEFIT PLAN TRUST AGREEMENT, effective this 1st day of December, 1994, by and between Varlen Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank (the "Trustee").

                                   WITNESSETH:

     WHEREAS, the Company has adopted an excess benefit plan known as the Varlen Corporation Excess Benefit Plan (the "Plan"); and

     WHEREAS, the Company expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan; and

     WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

ARTICLE I. ESTABLISHMENT AND ADMINISTRATION OF THE TRUST AND COMPANY
CONTRIBUTIONS

         1.1. ESTABLISHMENT. This Agreement is hereby established for the benefit of Participants in the Plan ("Participants") and the beneficiaries of such Participants, as determined in accordance with the provisions of the Plan, to provide for the payment of Plan benefits on an unfunded, nonqualified basis.

     The Company, from time to time, may add additional plans (together with the Plan, the "Plans") and/or additional Participants to be covered by this Trust. Such a designation shall be in writing, signed by one or more Committee members, and filed with the Trustee.

         1.2. IRREVOCABILITY. The Trust hereby established shall be irrevocable


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         1.3. STATUS OF THE TRUST. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.

         1.4. COMPANY CONTRIBUTIONS. Within thirty (30) days following the end of each calendar quarter of every Plan Year (with "Plan Year" defined as each consecutive twelve (12) month period beginning January 1 and ending December
31), the Company shall contribute cash, or cash equivalents, to the Trust for the benefit of Participants. The amount to be so contributed by the Company to the Trust shall be equal to the aggregate incremental accrued benefits (i.e., total accrued benefits less any Company contributions to the Trust in prior periods) of all Participants under the Plan during the preceding calendar quarter. The Trustee shall not be obliged or have any right to enforce or collect any contribution from the Company or otherwise see that the funds are deposited according to the provisions of the Plan.

         1.5. TRUSTEE'S ACCEPTANCE. The Trustee accepts its duties and obligations as Trustee hereunder, agrees to accept delivery of funds delivered to it by the Company pursuant to this Article 1, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with the terms and conditions of this Agreement.

         1.6. THE COMMITTEE. The Board of Directors of the Company shall designate a "Committee" which shall have the powers, rights, and duties described herein and in the Plan. The Board of Directors will certify to the Trustee from time to time the person or persons who are acting as the members of the Committee. The Trustee may rely on the latest certificate received from the Board without further inquiry or verification.

     If for any period no persons are acting as members of the Committee, the Board of Directors of the Company shall act on behalf of, and shall have all of the powers, rights, and duties otherwise reserved to the Committee. The Company warrants that all directions or authorizations by the Committee, whether for the payment of money or otherwise, will comply with the provisions of the Plans and this Trust Agreement.


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ARTICLE 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

         2.1. PAYMENT SCHEDULE. The Committee shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant (and his or her beneficiaries), the form in which such mount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule.

         2.2. COMMITTEE DETERMINATION OF BENEFITS. The entitlement of a Participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by the Committee and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

         2.3. DIRECT PAYMENT OF BENEFITS BY THE COMPANY. The Company may make payment of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Committee where principal and earnings are not sufficient. The Committee may direct the Trustee in writing to reimburse the Company from the Trust Fund for Plan benefits, paid directly to a Participant, by the Company.

         2.4. PARTICIPANT'S DIRECTIONS.

          (a) If a payment required under the terms of a Plan has not been made to a Participant (whether due to the failure of the Committee to notify the Trustee as required by this subparagraph or otherwise), then the Participant may notify the Trustee in writing of the amount (or a reasonable estimate of the amount) owed to the Participant pursuant to such Plan, and the date such amount was due and payable. The Trustee shall notify the Committee within fifteen (15) calendar days of the receipt of such a payment request. If the Committee does not provide the Trustee with a statement that has been certified as being accurate by an independent party agreed to by the Trustee, as to the proper amount due and payable to the Participant within fifteen (15) calendar days of the date the Trustee notified the Committee of the payment request, then the Trustee shall make the payment requested by the Participant from the assets of the Trust Fund, and may conclusively rely on such payment or payments as being the appropriate amount. The Trustee also shall notify the Committee of such payment.

          (b) Subject to the sufficiency of the assets of the Trust Fund, payment shall be made to a Participant from the Trust Fund in accordance with the terms of this Section 2.4 and the Plan until the earlier of:


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            (1)     The date all benefit commitments due to the Participant
                    under the Plan, as requested by the Participant in his or her notification to the Trustee, have been satisfied; or

            (2) The Committee provides a statement that shows the proper amount due to the Participant, such statement certified by an independent party as described above in paragraph (a) herein. If such a certified statement is so provided, appropriate adjustment, if any, in the amount paid and to be paid to the Participant shall be made.

         (c) The Trustee shall make distributions from the Trust Fund in accordance with the provisions of this Section 2.4, subject to the provisions of
Article 5. If such assets are not sufficient, the Company shall be obligated to make the balance of each such payment when due. The Trustee shall be fully protected, indemnified, and saved harmless by the Company in acting without Committee direction under this Section 2.4.

         2.5. MISSING PERSONS. If any payment directed to be made by the Trustee from the Trust Fund is not claimed by the person entitled thereto, the Trustee shall notify the Committee of that fact. The Trustee thereafter shall have no obligation to search for or ascertain the whereabouts of any payee under this Trust.

ARTICLE 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

         3.1. INSOLVENCY. The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if: (i) the Company is unable to pay its debts as they become due; or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         3.2. CLAIMS OF GENERAL CREDITORS. At all times during the continuance of this Trust, as provided in Section 1.3 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

            (a) The Board of Directors and the highest ranking officer of the Company shall have the duty to inform the Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

            (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all


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     events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

            (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

            (d) The Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

            (e) The Trustee shall have no responsibility or liability of any kind to the Company, the Participants or their beneficiaries or any other party with respect to any loss or damage that occurs as a result of any action or non-action taken or any determination made by the Trustee in good faith pursuant to the terms of this section.

         3.3. RESUMPTION OF PAYMENTS TO PARTICIPANTS. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.


ARTICLE 4. PAYMENTS TO COMPANY

     Except as provided in Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans.


ARTICLE 5. MANAGEMENT OF THE TRUST FUND

         5.1. THE TRUST FUND. Unless the context clearly implies or indicates otherwise, the term "Trust Fund" as of any date means all property of every kind then held under this Agreement by the Trustee.


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         5.2. TRUSTEE'S GENERAL POWERS, RIGHTS, AND DUTIES. With respect to the
Trust Fund and subject only to the limitations expressly provided in this Agreement (including the powers reserved to the Committee, and the powers, rights, and duties specifically allocated to an investment manager, if so appointed as provided in Article 6 herein), or imposed by applicable law, the Trustee shall have the following powers, rights, and duties in addition to those vested in it elsewhere in this Agreement or by law:

            (a) To invest and reinvest part or all of the Trust Fund in any real or personal property (including investments in any stocks, bonds, debentures, mutual fund shares, notes, commercial paper, treasury bills, options, commodities, futures contracts, partnership interests, venture capital investments, any common, commingled, or collective trust funds, or pooled investment funds described in Section 5.3, any interest-bearing deposits held by any bank or similar financial institution, and any other real or personal property) and to diversify such investments so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so.

            (b) To retain in cash such amounts as the Trustee considers advisable and as are permitted by applicable law and to deposit any cash so retained in any depository (including any bank acting as trustee) which the Trustee may select.

            (c) To manage, sell, insure, and otherwise deal with all real and personal property held by the Trustee on such terms and conditions as the Trustee shall decide.

            (d) When directed in writing by the Committee or an investment manager, to hold, invest and sell employer securities.

            (e) To vote stock and other voting securities directly or by proxy (and to delegate the Trustee's powers and discretions with respect to such stock or other voting securities to any such proxy except with respect to employer securities which will only be voted as directed by the Committee or an investment manager), to exercise subscription, conversion, and other rights and options (and make payments from the Trust Fund in connection therewith), to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing, and any other program or change affecting any property constituting a part of the Trust Fund (and in connection therewith to delegate the Trustee's discretionary powers and to pay assessments, subscriptions, and other charges from the Trust Fund), to hold or register any property from time to time in the Trustee's name or in the name of a nominee or to hold it unregistered or in such form that title shall pass by delivery and, with the approval of the Committee, to borrow from anyone, including any bank acting as trustee, to the extent permitted by law, such amounts from time to time as the Trustee considers desirable to carry out this Trust (and to mortgage or pledge all or part of the Trust Fund as security).


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            (f) When directed by the Committee or by an investment manager, to acquire, retain, or dispose of such investments as the Committee or the investment manager directs in accordance with this Agreement.

            (g) To make payments from the Trust Fund to provide benefits that have become payable under the Plans pursuant to directions from the Committee, or that are required to be made to the general creditors of the Company as set forth in Section 3.2 herein.

            (h) With the prior written consent of the Company, to begin, maintain, or defend any litigation reasonably necessary in connection with the administration of the Trust and the Company shall indemnify the Trustee against all reasonable expenses and liabilities sustained by the Trustee by reason of such litigation.

            (i) To withhold, if the Trustee considers it advisable, all or any part of any payment required to be made hereunder as may be necessary and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income or other tax, or assessment attributable to any amount payable hereunder, and to discharge any such liability with any part or all of such payment so withheld, provided that at least ten days prior to discharging any such liability with any amount so withheld the Trustee shall notify the Committee in writing of the Trustee's intent to do so.

            The Trustee shall not be either individually or severally liable for any taxes of any kind levied or assessed under the existing or future laws against the Trust assets. The Committee shall be responsible for: (i) providing information to the Trustee with respect to all taxes to be deducted and withheld from payments to Participants; (ii) furnishing to each person receiving payment or distribution from the Trust, appropriate tax information evidencing such payment or distribution and the amount thereof; and (iii) preparing and filing all information reports and tax returns required to be filed with any federal, state, or local government agency or authority with respect to any payments made to any Participant hereunder. To the extent that any taxes are payable by the Trust to any federal, state, or local taxing authorities on account of earnings on Trust Assets, the Company shall pay such taxes.

            (j) To maintain records reflecting all receipts and payments under this Agreement and such other records as the Committee specifies and the Trustee agrees to, which records may be audited from time to time by the Committee or anyone named by the Committee.

            (k) To report to the Committee as of each Plan Year end, and at such other times as the Committee may request, the then net worth of the Trust Fund (that is, the fair market value of all assets held in the Trust, less liabilities known to the Trustee, other than liabilities to Participants and


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     amounts payable from the Trust Fund to creditors who are not entitled to benefits under the Plans), on the basis of such data and information as the Trustee considers reliable.

            (l) To furnish periodic accounts to the Committee for such periods as the Committee may specify, showing all investments, receipts, disbursements, and other transactions involving the Trust Fund during the applicable period and the assets of the Trust Fund held at the end of that Plan Year.

            (m) To furnish the Company with such information in the Trustee's possession as the Company may need for tax or other purposes. The Company shall pay, prepare, file, and furnish all Federal, state, and local tax deposits, returns, and reports required by any government agency or authority.

            (n) To employ agents, attorneys, accountants, and other persons (who also may be employed by the Company, the Committee, or others), to delegate discretionary powers to such persons, and to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the acceptance thereof by each such person shall be in writing; and provided further that the Trustee may not delegate its responsibilities as to the management or control of the assets of the Trust Fund.

            (o) To perform all other acts which in the Trustee's judgment are appropriate for the proper management, investment, and distribution of the Trust Fund to the extent such duties have not been assigned to others as provided herein.

            (p) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants. The Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

         5.3. COLLECTIVE INVESTMENT TRUSTS. The Trustee or any investment manager may invest any part or all of the Trust assets for which it has investment responsibility in any common, collective, or commingled trust fund or pooled investment fund that is maintained by a bank or trust company (including a bank or trust company acting as Trustee) provided such investments are consistent with applicable investment requirements and guidelines so established by the Committee. To the extent that any Trust assets are invested in any such fund, the provisions of the documents under which such common, collective, or commingled trust fund or pooled investment fund are maintained shall govern any investments therein.

         5.4. COMMON FUND. Except as provided in Section 6.1 herein, the Trustee shall not be required to make separate investments of the Trust Fund for the accounts of each Participant in the absence of such direction by the Committee, and may administer and invest the deposits made to the Trust by the Company as to all


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Plans as one Trust Fund. The Trustee also shall not be required to make any separate investments of the Trust Fund for the account of any general creditor of the Company prior to receipt of directions to make payments to such creditor in accordance with Section 3.2.

         5.5. COMPENSATION AND EXPENSES. Reasonable compensation as may be agreed upon from time to time between the Committee and the Trustee, and all expenses (except those specifically described in the next sentence) reasonably incurred by the Trustee and the Committee in the administration of this Trust, including compensation to agents, actuaries, attorneys, accountants, and other persons employed by the Trustee or the Committee, as certified by them, shall be paid by the Company directly. Expenses solely attributable to investment of the Trust Fund (such as investment manager fees, load or other commission fees, brokerage, postage, express or insurance charges, and stock transfer stamps expense) shall be paid from the Trust Fund to the extent not paid directly by the Company.

         5.6. INSURANCE. The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy. The Trustee shall have no duty to inquire into the terms and provisions of any insurance policy or contract acquired by or delivered to it nor to see that the terms and the provisions of this Agreement and the Plan in respect thereof have been complied with.

         5.7. CARRYING ON A BUSINESS. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


ARTICLE 6. INVESTMENT FUNDS AND INVESTMENT MANAGERS

         6.1. INVESTMENT FUNDS. The Committee may direct the Trustee to establish one or more separate investment accounts within the Trust Fund, each separate account being hereinafter referred to as an Investment Fund. Except as otherwise provided, the Trustee shall transfer to each such Investment Fund such portion of the assets of the Trust Fund as the Committee directs in accordance with the specific provisions of each Plan.

     The Trustee shall be under no duty to question, and shall not incur any liability on account of following, any direction of the Committee. The Trustee shall be under no duty to review the investment guidelines, objectives, and restrictions established, or the specific investment directions given by the Committee for any Investment Fund, or to make suggestions to the Committee in connection


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therewith. To the extent that directions from the Committee to the Trustee represent investment elections of the Plans' Participants, the Trustee shall have no responsibility for such investment elections and shall incur no liability on account of investing the assets of the Trust Fund in accordance with such directions.

     All interest, dividends, and other income received with respect to, and any proceeds received from the sale or other disposition of securities or other property held in, an Investment Fund shall be credited to and reinvested in such Investment Fund. All expenses of the Trust Fund which are allocable to a particular Investment Fund shall be so allocated and charged. Subject to the provisions of the Plans, the Committee may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the directions of the Committee.

         6.2. INVESTMENT MANAGERS. The Committee, from time to time, may appoint one or more independent Investment Managers, pursuant to a written investment management agreement describing the powers and duties of the Investment Manager, to direct the investment and reinvestment of all or a portion of the Trust Fund or an Investment Fund (hereinafter referred to as an Investment Account).

     The Committee shall furnish the Trustee with written notice of the appointment of each Investment Manager hereunder, and of the termination of any such appointment. Such notice shall specify the assets which shall constitute the Investment Account. The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Investment Manager's continuing satisfaction of the requirements set forth above until it receives written notice from the Committee to the contrary.

     The Committee shall provide each Investment Manager appointed with respect to an Investment Fund with the investment guidelines for that fund and with any modifications in such investment guidelines made from time to time. Notwithstanding the fact that an Investment Manager may be appointed with responsibility for the management of an Investment Fund, the Trustee shall have the responsibility for the investment of cash balances held by it from time to time as a part of such investment fund in short-term cash equivalents (such as short-term commercial paper, treasury bills, and similar securities, and for this purpose, the Trustee may invest in any appropriate common, commingled, or collective short-term investment fund). In addition, the Trustee shall have the power, right, and duty to sell any such short-term investments as may be necessary to carry out the instructions of the investment manager with respect to the investment of the investment fund. In addition, pending receipt of directions from the investment manager, reasonable amounts of cash received by the Trustee from time to time for any Investment Account may be retained by the Trustee, in its discretion, in cash, without any liability for interest.


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     The Trustee shall conclusively presume that each Investment Manager, under its investment management agreement, is entitled to act, in directing the investment and reinvestment of the Investment Account for which it is responsible, in its sole and independent discretion and without limitation, except for any limitations which from time to time the Committee and the Trustee agree (in writing) shall modify the scope of such authority. The Trustee shall have no liability:

         (a) For the acts or omissions of any Investment Manager or Managers;

         (b) For following directions, including investment directions of an Investment Manager or the Committee, which are given in accordance with this Trust Agreement; or

         (c) For any loss of any kind which may result by reason of errors made by the Investment Manager or the Committee in the division of the Trust Fund or Investment Fund into Investment Accounts.

     An Investment Manager shall certify, at the request of the Trustee, the value of any securities or other property held in any Investment Account managed by such Investment Manager, and such certification shall be regarded as a direction with regard to such valuation. The Trustee shall be entitled to conclusively rely upon such valuation for all purposes under this Trust Agreement. The Trustee shall have the right to request that some part or all of the directions made by an Investment Manager be in writing and shall assume no liability hereunder for failure to act pursuant to directions which fail to conform to such request.

ARTICLE 7. RESIGNATION OR REMOVAL OF TRUSTEE

         7.1. RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may resign at any time by giving thirty (30) calendar days prior written notice to the Committee. The Company may remove a Trustee by giving thirty (30) calendar days prior written notice to the Trustee and the Investment Managers, provided that such removal shall not become effective until the time immediately preceding the appointment of a successor Trustee pursuant to Section 7.2.

         7.2. SUCCESSOR TRUSTEE. In the event of the resignation or removal of the Trustee, a Successor Trustee shall be appointed by the Company in writing as soon as practicable. Written notice of such appointment shall be given by the Company to the Predecessor Trustee and the Investment Managers.

         7.3. DUTIES OF PREDECESSOR TRUSTEE AND SUCCESSOR TRUSTEE. Upon the appointment of a Successor Trustee, the removed or resigning Trustee shall transfer and deliver the assets of the Trust Fund to such Successor after reserving such reasonable amounts as it shall deem necessary to provide for any expenses, fees, or taxes then or thereafter chargeable against the Trust Fund. A Trustee that resigns or is removed shall promptly furnish to the Committee and the Successor Trustee a final account of its administration of the Trust. The Committee may approve such accounting by written notice of approval delivered to the Trustee, or unless the


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Committee shall have filed with the Trustee written exceptions or objections to any such statement and account within one hundred eighty (180) days after receipt thereof, the Committee shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Committee and all persons having or claiming to have any interest in the Trust Fund or under the Agreement were parties. If the Committee fails to appoint a successor trustee within thirty (30) days after such notice, the Trustee shall be entitled, at the expense of the Committee, to petition a court of competent jurisdiction to appoint its successor. A Successor Trustee shall succeed to the right and title of the Predecessor Trustee in the assets of the Trust Fund and the Predecessor Trustee shall deliver the property comprising the Trust Fund to the Successor Trustee together with any instruments of transfer, conveyance, assignment, and further assurances as the Successor Trustee may reasonably require. Each Successor Trustee shall have all the powers, rights, and duties conferred by this Agreement as if named the initial Trustee. Subject to applicable law, no Successor Trustee shall be personally liable for any act or failure to act of a Predecessor Trustee.

ARTICLE 8. AMENDMENT OR TERMINATION

         8.1. AMENDMENT.

          (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

          (b) The duties and liabilities of the Committee, the Trustee, and each Investment Manager under this Agreement cannot be changed without their written consent.

          (c) This Trust may not be amended so as to cause the reduction or cessation of any benefits a Participant has accrued under the terms of the Plans as in effect immediately prior to any such amendment.

         8.2. TERMINATION.

          (a) All the rights, titles, powers, duties, discretions, and immunities imposed on or reserved to the Trustee, the Company, the Committee, the Board of Directors, and any Investment Managers shall continue in effect with respect to the Trust, until all benefits payable to Participants under the Plans have been paid and all assets have been distributed by the Trustee under the Trust and the Plans.

          (b) The Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of this Trust, the Trustee shall reserve such


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
reasonable amounts as it may deem necessary to provide for the payment of expenses or fees then or thereafter chargeable to the Trust Fund. Upon termination of this Trust, the Trustee shall continue to have such of the powers provided in this Agreement as are necessary or desirable for the orderly liquidation and distribution of the Trust Fund. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

ARTICLE 9. LIABILITY AND INDEMNIFICATION

         9.1. LIABILITIES MUTUALLY EXCLUSIVE. To the extent permitted by law, the Company, the Trustee, the Committee, the Board of Directors, and each member thereof and each Investment Manager shall be responsible only for its or their own acts or omissions.

         9.2. INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, damages, liabilities, claims, costs, or expenses (including reasonable attorneys' fees) incurred by the Trustee arising out of or in connection with the performance by the Trustee of its duties hereunder, except for any losses, damages, liabilities, claims, costs, or expenses arising from the Trustee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable order. Any amount payable to the Trustee under this section shall be paid by the Company promptly upon demand therefor by the Trustee or, in the event that the Company fails to make such payment, from the Trust Fund. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. In making any distributions and taking any other action hereunder, the Trustee may rely upon and shall be fully protected in relying upon, any notice, certificate, or other paper or written document provided by the Company or the Committee and believed to be genuine.

         9.3. TRUSTEE'S ACTIONS CONCLUSIVE. Except as otherwise provided by law, the Trustee's exercise or nonexercise of its powers and discretion in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the Trustee, except to the extent such person is acting as an Investment Manager as respects such money or property. The certificate of the Trustee that it is acting in accordance with this Agreement will fully protect all persons dealing with the Trustee. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to a settlement of its account by any proper court.

ARTICLE 10. MISCELLANEOUS

         10.1. SEVERABILITY. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         10.2. NONALIENATION. Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

         10.3. GOVERNING LAW. This Trust Agreement shall be governed by and construed in accordance with the laws of Illinois, to the extent not preempted by federal law.

         10.4. EVIDENCE. Evidence required of anyone under this Trust Agreement shall be signed, made, or presented by the proper party or parties and may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable.

         10.5. WAIVER OF NOTICE. Any notice required under this Trust Agreement may be waived by the person entitled to such notice.

         10.6. COUNTERPARTS. This Trust Agreement may be executed in two or more counterparts, any one of which will be an original without reference to the others.

         10.7. GENDER AND NUMBER. Except when otherwise indicated by the context, words denoting the masculine gender shall include the feminine; the singular shall include the plural, and the plural shall include the singular.

         10.8. SCOPE OF THIS AGREEMENT. The Plans and this Trust Agreement will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and upon the Company, the Committee, the Trustee, and any Investment Managers, and their successors and assigns.

         10.9. STATUTORY REFERENCES. Any references in this Trust Agreement to a section of the Internal Revenue Code shall include any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

         10.10. MERGER OF TRUSTEE. If the Trustee at any time acting hereunder shall be merged or consolidated with, or shall sell or transfer substantially all of its assets and business to another corporation, state or federal, or shall be in any manner reorganized or reincorporated, then the corporation resulting therefrom, or the corporation to which such sale or transfer shall be made, shall be deemed to be the Trustee then acting hereunder.

         10.11. HEADINGS. The headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Plan and in no way shall affect the Plan or the construction of any provision thereof.


ARTICLE 11. EFFECTIVE DATE

     The effective date of this Trust Agreement shall be December 1, 1994.


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
     IN WITNESS WHEREOF, Varlen Corporation and the Trustee have caused this Agreement to be executed on their behalf and their respective seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, as of the day and year first above written.

VARLEN CORPORATION


By: /s/
   ---------------------------

TRUSTEE

By: /s/ Philip White
    --------------------------
         Vice President



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